UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 6, 2013

Doginn Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173438	27-3191889
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1380 Lougar Ave., Sarnia, Ontario, Canada	N7S 5N7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (519) 381-7086

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Effective September 6, 2013, Thomas Bartlett resigned as the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, President and Sole Director.

Mr. Bartlett's resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Contemporaneously with Mr. Bartlett’s resignation, Robin Looban was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, President and Sole Director to fill the vacancies  created by Mr. Bartlett's resignation.

Robin Looban is 45 years of age.  She has more than ten years experience in the financial services industry.  From 2003 to present, has served as a financial services manager at Prime Gallion Cebu International in Manila Philippines. Her duties include evaluation of credit opportunities, oversight of credit operations and credit application review.

Mrs. Looban expects to spend 20% of her time working for the Company.

Mrs. Looban received a Bachelor of Arts in Finance from Jose Rizal College in Mandaluyong City Philippines which she attended from 1987 through 1991.

The Company believes that Mrs. Looban's educational background, and business and operational experience in the financial services industries gives her the qualifications and skills necessary to serve as our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, President and Sole.  Effective September 6, 2013, Robin Looban became the Company’s sole officer and director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Doginn, Inc.

/s/ Robin Looban
Robin Looban, President, Chief Executive Officer and Chief Financial Officer Director

Date: September 23, 2013